UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2021

HARVEST HEALTH & RECREATION INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

(480) 494-2261

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

As previously announced on May 10, 2021, Harvest Health & Recreation Inc., a British Columbia corporation (“Harvest”), entered into an arrangement agreement (the “Arrangement Agreement”) with Trulieve Cannabis Corp. (“Trulieve”), pursuant to which, Trulieve agreed, subject to the terms and conditions thereof, to acquire all of the issued and outstanding subordinate voting shares of Harvest, multiple voting shares of Harvest and super voting shares of Harvest, pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”).

In connection with the Arrangement, Harvest filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and management information circular dated July 12, 2021 (the “Circular”), which the Company commenced mailing to shareholders on or about July 21, 2021. Set forth below are supplemental disclosures relating to the Arrangement.

SUPPLEMENTAL DISCLOSURES

Following the filing of the Circular, a number of purported shareholders of Harvest have sent demand letters to Harvest’s board of directors and/or commenced litigation challenging the accuracy and/or completeness of the disclosures in the Circular. As of the date of this Current Report on Form 8-K, six complaints have been filed on behalf of six purported shareholders of Harvest against Harvest and the members of its board of directors. Of those six complaints, four were filed in the United States District Court for the District of Colorado and two were filed in the United States District Court for the Southern District of New York. Those complaints are captioned as follows: Oppen v. Harvest Health & Recreation, Inc., C.A. No. 21-02048 (D. Col.); Stout v. Harvest Health & Recreation, Inc., C.A. No. 21-06398 (S.D.N.Y.); Jenkins v. Harvest Health & Recreation, Inc., C.A. No. 21-02045 (D. Col.); Coffman v. Harvest Health & Recreation, Inc., C.A. No. 21-02026 (D. Col.); Wean v. Harvest Health & Recreation, Inc., C.A. No. 21-06435 (S.D.N.Y.); and Finger v. Harvest Health & Recreation, Inc., C.A No. 21-02086 (D. Col.) (collectively, the “Shareholder Actions”). The Shareholder Actions generally allege that the Circular omits certain material information in violation of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, and further that the members of Harvest’s board of directors are liable for those omissions under Section 20(a) of the Exchange Act. The relief sought in the Shareholder Actions includes, among other things, an injunction of the shareholder vote scheduled for August 11, 2021 at which Harvest shareholders will vote on a proposal to approve the Arrangement, rescission of the Arrangement if it is approved by Harvest’s shareholders, and damages.

While Harvest believes that the disclosures set forth in the Circular comply fully with applicable law, and vigorously denies any wrongdoing or liability with respect to the allegations and claims asserted, or which could have been asserted, in the Shareholder Actions, to resolve the purported shareholders’ claims and moot the disclosure claims, to avoid nuisance, potential expense, and delay, and to provide additional information to Harvest’s shareholders, Harvest has determined to voluntarily supplement the Circular with the below disclosures (the “Supplemental Disclosures”). The Supplemental Disclosures contained below should be read in conjunction with the Circular, which is available on the Internet site maintained by the SEC at http://www.sec.gov. Harvest and any other named defendants deny that they have violated any laws or breached any duties to Harvest’s shareholders. Harvest is providing the Supplemental Disclosures solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Arrangement that could result from further litigation. Nothing in the Supplemental Disclosures should be deemed to be an admission of the legal necessity or materiality of any Supplemental Disclosure under applicable laws. To the extent that the information set forth herein differs from or updates information contained in the Circular, the information set forth herein supersedes or supplements the information in the Circular. References to sections herein are references to the corresponding sections of the Circular; all page references are to pages in the Circular; and any capitalized terms that are used herein have the same meanings ascribed to them in the Circular.

If you have not already voted your shares in connection with the proposals to be decided at Harvest’s virtual annual and special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Harvest’s shareholders may have previously received or delivered. No action is required by any Harvest shareholder who has previously delivered a proxy card or voting instructions and who does not wish to revoke or change that proxy card or voting instructions.

The Circular is hereby amended and supplemented by replacing the fifth full paragraph on page 51, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Background to the Arrangement”, as follows (with new text in underline):

Harvest did not conduct a formal sales process but has been in active dialogue with a variety of potential counterparties from time to time with respect to a range of possible value enhancing transactions, including financings, acquisitions or mergers with Harvest. In connection with such discussions, Harvest entered into, or proposed to enter into, confidentiality agreements, which included provisions restricting counterparties from purchasing or selling securities of Harvest while in possession of material non-public information but did not include “don’t ask, don’t waive” (“DADW”) provisions, with each such counterparty and maintained a data room to provide access to due diligence information to such parties on a confidential basis. Several advanced-stage discussions, including potential financings and acquisition proposals, were considered from time to time; however, other than as previously disclosed to the market, none ultimately resulted in binding transaction terms. Harvest did not receive any formal transaction proposals other than from Trulieve, as described below.

The Circular is hereby amended and supplemented by replacing the second full paragraph on page 52, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Background to the Arrangement”, as follows (with new text in underline):

On December 3, 2020, Harvest and Trulieve entered into a confidentiality agreement setting out the terms under which Harvest and Trulieve might engage in discussions or the exchange of confidential information. The confidentiality agreement included a provision restricting Trulieve from purchasing or selling securities of Harvest while in possession of material non-public information regarding Harvest, but the confidentiality agreement did not contain a DADW provision.

The Circular is hereby amended and supplemented by replacing the seventh full paragraph on page 53, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Background to the Arrangement”, as follows (with new text in underline):

On February 26, 2021, Harvest received correspondence from Trulieve setting out a revised non-binding proposal letter (the “Proposal Letter”). The Proposal Letter set out non-binding transaction terms, including a proposed merger by way of a share exchange of securities of Trulieve for securities of Harvest with an increased exchange ratio relative to such proposed ratio in the preliminary letter of intent delivered to Harvest on January 11, 2021, and was subject to, among other things, due diligence investigations, negotiation of transaction documentation, shareholder support, confidentiality and a proposed 45-day exclusivity period.

The Circular is hereby amended and supplemented by replacing the first full paragraph on page 53, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Background to the Arrangement”, as follows (with new text in underline):

On February 23 and 24, 2021, Harvest’s CEO met with representatives of another potential merger partner (“Company A”) to discuss a potential transaction between the two companies, as well as management and corporate philosophy. Harvest’s CEO had preliminary, high-level discussions about a potential combination with Company A in which Harvest would acquire Company A in a stock-for-stock transaction. Following preliminary indications by each of Harvest and Company A about the relative values of the two companies, the Harvest Board determined that an acquisition of Company A was not in the best interests of Harvest and the Harvest Shareholders, at which point discussions with Company A ended.

The Circular is hereby amended and supplemented by replacing the seventh full paragraph on page 53, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Background to the Arrangement”, as follows (with new text in underline):

On March 14, 2021, the Harvest Board met with representatives of Harvest management, Harvest’s U.S. legal counsel, Troutman Pepper Hamilton Sanders LLP (“Troutman”), and Canadian legal counsel, Bennett Jones LLP (“Bennett Jones”). The Harvest Board received an update from Harvest management on discussions with Trulieve and the Proposal Letter and a briefing from Bennett Jones in relation to the fiduciary duties of directors in considering and evaluating a material transaction. The Harvest Board authorized the formation of the Harvest Special Committee consisting entirely of independent directors including Mark N. Barnard, as Chair of the Harvest Special Committee, together with Eula L. Adams, Michael Scott Atkison and Ana Dutra. The Harvest Board empowered the Harvest Special Committee to take any action that the Harvest Special Committee may deem necessary or advisable and in the best interest of Harvest, having a view to the interests of all Harvest Shareholders, in connection with the Arrangement and so as to allow the Harvest Board to comply with all of its duties and obligations. The mandate of the Harvest Special Committee included the authority to recommend that the Harvest Board either vote for or against the Arrangement Proposal (with the Harvest Board having the final authority to make such determination), the review and analysis of the Trulieve Proposal Letter, the engagement of advisors to assist in this work and the consideration of alternatives to the proposal and making any recommendations in relation thereto to the Harvest Board. The Harvest Board received an update regarding potential financial advisors to Harvest in connection with the transaction and authorized engagement with Moelis as financial advisor to Harvest to determine if terms for a financial advisory engagement could be arrived at.

The Circular is hereby amended and supplemented by replacing the third full paragraph on page 73, under the heading “DESCRIPTION OF THE ARRANGEMENT PROPOSAL 1: ARRANGEMENT RESOLUTION – Opinions of Harvest’s Financial Advisors – Haywood Securities Inc.”, as follows (with new text in underline):

Pursuant to an engagement letter dated as of April 30, 2021, Harvest retained Haywood to render an opinion to the Harvest Special Committee as to the fairness, from a financial point of view, to Harvest of the Exchange Ratio provided for under the terms of the Arrangement Agreement. Prior to such engagement, Haywood had not previously provided any services to Harvest or Trulieve. On May 9, 2021, Haywood delivered its oral opinion, subsequently confirmed in writing, to the Harvest Special Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the Exchange Ratio is fair, from a financial point of view, to the Harvest Shareholders. Haywood received approximately $314,000 of compensation for the services provided to Harvest in connection with the Arrangement.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Harvest’s business strategies or prospects, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Such statements include, but are not limited to, the following: statements regarding our proposed strategic business combination with Trulieve, including without limitation, the expected terms, timing and closing of the combination, the timing and nature of all required regulatory approvals, estimates of pro-forma financial information of the combined company, the combined operations and prospects of Trulieve and Harvest, and the current and projected market and growth opportunities for the combined company and value for shareholders; the development of favorable federal and state cannabis regulatory frameworks in the United States applicable to multi-state cannabis operators; and adverse changes in the public perception of cannabis. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied.

Additional Information and Where to Find It

In connection with the Arrangement, Harvest has filed the Circular on Schedule 14A containing important information about the proposed transaction and related matters. Additionally, Harvest and Trulieve will file other relevant materials in connection with the proposed transaction with applicable securities regulatory authorities. INVESTORS AND SECURITY HOLDERS OF HARVEST ARE URGED TO CAREFULLY READ THE ENTIRE CIRCULAR (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENT) WHEN SUCH DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders of Harvest will be able to obtain a free copy of the Circular, as well as other relevant filings containing information about Harvest and the proposed transaction, without charge, at the SEC’s website (www.sec.gov) or from Harvest by going to Harvest’s Investor Relations page on its website at https://investor.harvesthoc.com/home/default.aspx.

Participants in the Solicitation

Harvest and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of Harvest proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Harvest shareholders in connection with the proposed transaction are set forth in the Circular for the proposed transaction. Other information regarding the participants in the Harvest proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are also contained in the Circular and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Harvest as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC. (Registrant)

By:	/s/ Steven M. White
Steven M. White
Chief Executive Officer

Dated: August 6, 2021